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                                                                   EXHIBIT 10.22

                 SECOND AMENDMENT TO DEALERTRACK HOLDINGS, INC.

                             2001 STOCK OPTION PLAN

            1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the DealerTrack Holdings, Inc. 2001 Stock Option Plan, as amended (the "Plan").

            2. Shares of Stock Subject to the Plan. Section 3(a) of the Plan is hereby amended by replacing the number of shares of Common Stock subject to the Plan in the first sentence of such Section 3(a) from "13,061,000" to "2,100,000" (post-March 19, 2003 reverse stock split).

            3. Joinder to Stockholders' Agreement. Section 8(d) of the Plan is hereby amended by inserting the word "Fourth" before the phrase "Amended and Restated Stockholders' Agreement" in the first sentence of such Section 8(d) and replacing the date of "December 28, 2001" with the date "March 19, 2003" in the same sentence thereof.

            4. Restrictions on Options and Optioned Shares. The legend in
Section 10(c) of the Plan is hereby amended by inserting the words "Fourth" before the phrase "Amended and Restated Stockholders' Agreement" in the first sentence of the second paragraph of such legend and replacing the date of "December 28, 2001" with the date of "March 19, 2003" in the same sentence thereof.